Exhibit 15




                     Acknowledgement of Independent Auditor


We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WellChoice, Inc. 2003 Omnibus Incentive Plan and WellChoice, Inc. 2003 Employee Stock Purchase Plan of our reports dated April 11, 2003 and July 14, 2003 relating to the unaudited condensed consolidated interim financial statements of WellChoice, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2003 and June 30, 2003.


                                                    /s/ ERNST & YOUNG LLP

New York, NY
September 26, 2003